Exhibit 10.4

Subscription Agreement

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into this 14th day of March, 2022, by and between Hycroft Mining Holding Corporation, a Delaware corporation (the “Company”), and the undersigned (“Subscriber” or “you”).

WHEREAS, Subscriber desires to subscribe for and purchase from the Company a unit consisting of (i) a number of shares of the Company’s Class A common stock, par value $0.0001 per share (the “Shares”) and (ii) an equal number of warrants to purchase Shares exercisable for a period of five years at an exercise price of $1.068 (the “Warrants” and together with the Shares, “Units”), each set forth on the signature page hereto, for a purchase price of $1.193 per Unit, which is the “Minimum Price” required by Nasdaq Stock Market Rule 5635(d) such that approval of the Company’s stockholders is not required, and the Company desires to issue and sell to Subscriber the Units in consideration of the payment of the applicable purchase price by or on behalf of Subscriber to the Company on or prior to the Closing (as defined below).

WHEREAS, concurrently with the Closing, the Company and Subscriber desire to enter into a Warrant Agreement (the “Warrant Agreement”), substantially in the form attached hereto as Exhibit B, pursuant to which the Warrants shall be governed.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.                  Subscription. Subject to the terms and conditions hereof, Subscriber hereby agrees to subscribe for and purchase, and the Company hereby agrees to issue and sell to Subscriber, upon the payment of the applicable purchase price, the Units (such subscription and issuance, the “Subscription”).

2.                  Representations, Warranties and Agreements.

2.1              Subscriber’s Representations, Warranties and Agreements. To induce the Company to issue the Units to Subscriber, Subscriber hereby represents and warrants to the Company and agrees with the Company as follows:

2.1.1        If Subscriber is not an individual, Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement. If Subscriber is an individual, Subscriber has the authority to enter into, deliver and perform its obligations under this Subscription Agreement.

2.1.2        If Subscriber is not an individual, this Subscription Agreement has been duly authorized, executed and delivered by Subscriber. If Subscriber is an individual, the signature on this Subscription Agreement is genuine, and Subscriber has legal competence and capacity to execute the same. This Subscription Agreement is enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

2.1.3        The execution, delivery and performance by Subscriber of this Subscription Agreement and the consummation of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber or any of its subsidiaries pursuant to[1] the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber or any of its subsidiaries is a party or by which Subscriber or any of its subsidiaries is bound or to which any of the property or assets of Subscriber or any of its subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of Subscriber and its subsidiaries, taken as a whole (a “Subscriber Material Adverse Effect”) or materially affect the legal authority of Subscriber to comply in all material respects with the terms of this Subscription Agreement; (ii) if Subscriber is not an individual, result in any violation of the provisions of the organizational documents of Subscriber or any of its subsidiaries; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its subsidiaries or any of their respective properties that would reasonably be expected to have a Subscriber Material Adverse Effect or materially affect the legal authority of Subscriber to comply in all material respects with this Subscription Agreement.

2.1.4        Subscriber is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”)) satisfying the applicable requirements set forth on Schedule A, (i) is acquiring the Units only for its own account and not for the account of others, and (ii) is not acquiring the Units with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule A following the signature page hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Shares.

2.1.5        Subscriber understands that the Units are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act. Subscriber understands that the Units may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and that any certificates representing the Shares and Warrants shall contain a legend to such effect. Subscriber acknowledges that the Shares and Warrants will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber understands and agrees that the Shares and Warrants will be subject to transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Shares and/or Warrants and may be required to bear the financial risk of an investment in the Shares and Warrants for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Shares and/or Warrants.

2.1.6        Subscriber understands and agrees that Subscriber is purchasing the Units directly from the Company. Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to Subscriber by the Company or any of its officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Subscription Agreement.

2.1.7        Subscriber represents and warrants that its acquisition and holding of the Shares and Warrants will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.

2.1.8        In making its decision to purchase the Units, Subscriber represents that it has relied solely upon independent investigation made by Subscriber. Subscriber represents that it has received such information as Subscriber deems necessary in order to make an investment decision with respect to the Units. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Units.

2.1.9        Subscriber acknowledges that the Company represents and warrants that the Units (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, except for the statements, representations and warranties contained in the private placement documentation.

2.1.10     Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Units. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Units, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision.

2.1.11     Alone, or together with any professional advisor(s), Subscriber represents and acknowledges that Subscriber has adequately analyzed and fully considered the risks of an investment in the Units and determined that the Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Company. Subscriber acknowledges specifically that a possibility of total loss exists.

2.1.12      Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Units or made any findings or determination as to the fairness of this investment.

2.1.13      Subscriber represents and warrants that Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Units were legally derived.

2.1.14      Subscriber has, and at the Closing will have, sufficient funds to pay the applicable purchase price pursuant to Section 3.1.

2.1.15     Subscriber represents that no disqualifying event described in Rule 506(d)(1)(i-viii) of the Securities Act (a “Disqualification Event”) is applicable to Subscriber or any of its Rule 506(d) Related Parties (as defined below), except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Subscriber hereby agrees that it shall notify the Company promptly in writing in the event a Disqualification Event becomes applicable to Subscriber or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Section 2.1.15, “Rule 506(d) Related Party” shall mean a person or entity that is a beneficial owner of Subscriber’s securities for purposes of Rule 506(d) of the Securities Act.

2.2              Company’s Representations, Warranties and Agreements. Except as otherwise disclosed in writing to the Subscriber prior to the Closing Date, the Company and each of its direct or indirect subsidiaries listed on the signature pages hereto (“Subsidiaries”), jointly and severally, represent and warrant to the Subscriber as set forth below as of the date hereof.

2.2.1        Organization of the Company and its Subsidiaries. The Company and each of its Subsidiaries is a corporation or limited liability company (as the case may be) duly organized or formed (as applicable), validly existing and in good standing (to the extent such concept is applicable) under the Laws (as defined below) of its jurisdiction of organization or formation (as applicable), and has full corporate or limited liability company (as applicable) power and authority to conduct its business as it is now conducted. The Company and each of its Subsidiaries is duly qualified or registered to do business as a foreign corporation or limited liability company (as the case may be) and is in good standing (to the extent such concept is applicable) under the Laws of each jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification or registration, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to result in a conflict with or a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of the Company (a “Material Adverse Effect”).

2.2.2        Authority; No Conflict; Consents.

(a)   The Company (i) has the requisite corporate or limited liability company (as applicable) power and authority (A) to enter into, execute and deliver this Agreement and the Warrant Agreement, and (B) to perform and consummate any of the transactions contemplated by this Agreement and the Warrant Agreement, and (ii) has taken all necessary corporate action required for (x) the due authorization, execution and delivery of this Agreement, the Shares and the Warrant Agreement and (y) the performance and consummation of the transactions contemplated by this Agreement and the Warrant Agreement. This Agreement has been (or, in the case of the Warrant Agreement to be entered into by the Company at or prior to the Closing, will be) duly executed and delivered by the Company. This Agreement constitutes (or, in the case of the Warrant Agreement to be entered into by the Company, as the case may be, at or prior to the Closing, will constitute) the legal, valid and binding obligation of each of the Company, enforceable against the Company in accordance with its terms, except to the extent that the enforceability thereof may be limited by (I) applicable bankruptcy, insolvency, moratorium, reorganization and other laws of general application limiting the enforcement of creditors’ rights generally and (II) the fact that the courts may deny the granting or enforcement of equitable remedies.

(b)   Neither the execution and delivery by the Company of this Agreement or the Warrant Agreement, nor the execution or the performance or consummation by the Company of any of the transactions contemplated by this Agreement or the Warrant Agreement will, directly or indirectly (with or without notice or lapse of time or both):

(i)	contravene, conflict with or result in a violation or breach of the second amended and restated certificate of incorporation of the Company, or the amended and restated by-laws of the Company (“Organizational Documents”);

(ii)	contravene, conflict with or result in a violation of any Law or order, writ, judgment, injunction, decree, rule, ruling, directive, stipulation, determination or award made, issued or entered by or with any Governmental Body (as defined below), whether preliminary, interlocutory or final (each, an “Order”) to which the Company or any of the properties, assets, rights or interests owned or used by any of the Company may be subject;

(iii)	contravene, conflict with or result in a violation or breach of any provision of, or give rise to any right of termination, acceleration or cancellation under, any agreement, contract, obligation, promise, undertaking or understanding, whether written or oral to which any of the Company is a party or which any of the Company’s properties, assets, rights or interests are bound; or

(iv)	result in the imposition or creation of any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership (collectively, “Liens”) upon or with respect to any of the assets, properties, rights, interests or businesses owned or used by any of the Company;

except, in the case of clauses (ii) and (iii) above, where such occurrence, event or result, would not, individually or in the aggregate, reasonably be expected to be adverse in any material respect to the Company.

(c)   The Company will not be required to give any notice to, make any filing with or obtain any consent, waiver, approval, order or authorization from, any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization or Governmental Body (each, a “Person”) in connection with the execution and delivery of this Agreement or the Warrant Agreement, or the performance or consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

2.2.3        Proceedings. There are no pending, outstanding or, to the knowledge of the Company, threatened actions, arbitrations, audits, hearings, investigations, inquires, litigation or suits (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any federal, national, supranational, foreign, state, provincial, local, county, municipal or other government, any governmental, regulatory or administrative authority, agency, department, bureau, board, commission or official or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority, or any court, tribunal, judicial or arbitral body to which any of the Company or any of its Subsidiaries is a party or to which any properties, assets, rights or interests of any of them are subject.

2.2.4        Brokers or Finders. Neither the Company nor any of its Subsidiaries nor any of their respective employees, officers, directors, accountants, attorneys and other advisors or other representatives have incurred any obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payments in connection with this Agreement or Warrant Agreement.

2.2.5        Exemption from Registration. Assuming the accuracy of the Subscriber’s representations set forth in Section 4 hereof, the issuance of the Units, including the Shares and Warrants hereunder will be exempt from the registration and prospectus delivery requirements of the Securities Act.

2.2.6        Issuance. The Units issued and delivered to the Subscriber pursuant to this Agreement will be free and clear of all taxes, Liens, pre-emptive rights, rights of first refusal, subscription and similar rights (other than any such Liens created by a Subscriber).

2.2.7        No Violation or Default. Neither the Company nor any of its Subsidiaries is in violation of its Organizational Documents. Neither the Company nor any of its Subsidiaries is: (a) in default, and no event has occurred that, with notice or lapse of time or both, would constitute a default, under any agreement, contract, obligation, promise, undertaking or understanding, whether written or oral to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the properties, assets, rights or interests of the Company or any of its Subsidiaries is subject; or (b) in violation of any Law or Order, except, in the case of clauses (a) and (b) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to be adverse in any material respect to the Company or any of its Subsidiaries taken as a whole.

2.2.8        Title to Intellectual Property. Each of the Company and its Subsidiaries owns, or is licensed or otherwise has the right to use, all patents, inventions and discoveries (whether patentable or not), trademarks, service marks, trade names, trade dress, internet domain names, copyrights, published and unpublished works of authorship (including software), and all registrations, recordations and applications of the foregoing and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and licenses related to any of the foregoing (“IP Rights”) owned by or used in the conduct of the businesses of each of the Company and its Subsidiaries (“Company IP Rights”), except where the failure to own or possess such rights to (or have licenses related to) any such IP Rights would not, individually or in the aggregate, reasonably be expected to be adverse in any material respect to any of the Company and its Subsidiaries, taken as a whole; and, to the knowledge of the Company, the conduct of the businesses of each of the Company and its Subsidiaries does not infringe or misappropriate in any material respect with any IP Rights of others, and each of the Company and its Subsidiaries has not received any written notice of any claim of infringement or misappropriation of any IP Rights of others. None of the Company IP Rights owned by any of the Company and/or any of its Subsidiaries have been adjudged invalid or unenforceable, and the Company and its Subsidiaries have maintained all registered patents, trademarks and copyrights in full force and effect and used commercially reasonable efforts to protect all trade secrets, except where such adjudication or failure to maintain would not, individually or in the aggregate, reasonably be expected to be adverse in any material respect to the Company and its Subsidiaries, taken as a whole. To the knowledge of the Company, no third party has infringed or misappropriated any Company IP Rights, except where such infringement or misappropriation of any such IP Rights would not, individually or in the aggregate, reasonably be expected to be adverse in any material respect to the Company or its Subsidiaries taken as a whole.

2.2.9        Licenses and Permits. Each of the Company and its Subsidiaries holds all material licenses, certificates of approval, approvals, registrations, permits and consents by, and have given all material notices to, the appropriate Governmental Bodies that are required to operate their businesses where they are currently being operated, except where the failure to have such licenses, certificates of approval, approvals, registrations, permits and consents could not reasonably be expected to be adverse in any material respect to the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has received notice of any revocation or modification of any such license, certificate, permit, or authorization, or has any reason to believe that any such license, certificate, permit, or authorization will not be renewed in the ordinary course, or that any such renewal will be materially impeded, delayed, hindered or burdensome to obtain, except to the extent that any of the foregoing would not, individually or in the aggregate, reasonably be expected to be adverse in any material respect to the Company or any of its Subsidiaries.

2.2.10     Compliance with Environmental Laws. Except in the case of any of the following that would not, individually or in the aggregate, reasonably be expected to be adverse in any material respect to the Company or any of its Subsidiaries, each of the Company and its Subsidiaries:

(a)               is in compliance with any and all material applicable Laws and Orders relating to pollution or the regulation and protection of human or animal health, safety, the environment or natural resources, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. § 9601 et seq.); the Hazardous Materials Transportation Uniform Safety Act, as amended (49 U.S.C. 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. § 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. § 6901 et seq.); the Oil Pollution Act of 1990, as amended (33 U.S.C. § 2701 et seq.); the Toxic Substances Control Act, as amended (15 U.S.C. § 2601 et seq.); the Clean Air Act, as amended (42 U.S.C. § 7401 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. § 1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. § 651 et seq.); the Safe Drinking Water Act, as amended (42 U.S.C. § 300f et seq.); and their state, municipal and local counterparts or equivalents and any transfer of ownership notification or approval statutes (collectively, “Environmental Laws”);

(b)               have received and are in compliance with all material permits, licenses, approvals or other consent, waiver, approval, Order or authorization of, or registration, declaration or filing with or notice to, any Governmental Body or other Person required of them under applicable Environmental Laws to conduct their respective businesses; and

(c)               have no knowledge and have not received written notice from any federal, national, supranational, foreign, state, provincial, local, county, municipal or other government, any governmental, regulatory or administrative authority, agency, department, bureau, board, commission or official or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority, or any court, tribunal, judicial or arbitral body (in each case, a “Governmental Body”) or any Person of (i) any material violations of, or liability under, Environmental Laws with respect to the presence of any hazardous or toxic substances or wastes, pollutants or contaminants at, on, under, or emanating from any of their respective businesses and (ii) any actual or potential material liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants at, on, under or emanating from any of their respective currently owned, operated or leased real properties or tangible personal properties, or any of their respective formerly owned, operated or leased real properties or tangible personal properties, or any of their respective divested businesses or predecessors in interest. For purposes of this Section 2.2.10 , “Disposal” and “Release” shall have the same meanings as those terms are defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. § 9601 et seq.).

2.2.11      Compliance with ERISA. All material employee benefit, compensation and incentive plans, arrangements and agreements (including, but not limited to, employee benefit plans within the meaning of Section 3(3) of Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) (all such plans, arrangements and agreements, whether or not material, the “Benefit Plans”) maintained, administered or contributed to by the Company or any of its Subsidiaries for or on behalf of any employees or former employees of the Company or any of its affiliates have been maintained in compliance in all material respects with its terms and the requirements of any applicable [Laws or Orders], including, but not limited to, ERISA and the Code. None of the Benefit Plans are, and neither the Company and its Subsidiaries, nor any of their respective members of any of the Company or its Subsidiaries’ controlled group, or under common control with any of the Company or its Subsidiaries, within the meaning of Section 414 of the Code, maintain, contribute to, or have an obligation to contribute to, or in the past six (6) years has maintained, contributed to, or had an obligation to contribute to, or have any liability with respect to, (i) a plan subject to Title IV of ERISA or Sections 412 or 4971 of the Code or (ii) a multiemployer plan (within the meaning of Section 4001(3) of ERISA or 413(c) of the Code).

2.2.12      No Unlawful Payments. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any current or former director, officer or employee of the Company or any of its Subsidiaries has, directly or indirectly: (a) made, offered or promised to make or offer any payment, loan or transfer of anything of value, including any reward, advantage or benefit of any kind, to or for the benefit of any employee or official of a Governmental Body, candidate for public office, political party or political campaign, for the purpose of (i) influencing any act or decision of such employee, official, candidate, party or campaign, (ii) inducing such employee, official, candidate, party or campaign to do or omit to do any act in violation of a lawful duty, (iii) obtaining or retaining business for or with any Person, (iv) expediting or securing the performance of official acts of a routine nature, or (v) otherwise securing any improper advantage; (b) paid, offered or promised to pay or offer any bribe, payoff, influence payment, kickback, unlawful rebate, or other similar unlawful payment of any nature; (c) made, offered or promised to make or offer any unlawful contributions, gifts, entertainment or other unlawful expenditures; (d) established or maintained any unlawful fund of corporate monies or other properties; (e) created or caused the creation of any false or inaccurate books and records of any of the Company or any of its Subsidiaries related to any of the foregoing; or (f) otherwise violated any provision of the Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§ 78dd-1, et seq., or any other applicable anti-corruption or anti-bribery law.

2.2.13      Title to Property; Leases.

(a)            The Company and its Subsidiaries have good, valid and marketable title to (or, (i) in the case of leased assets or property (including, without limitation, all real property rights and interests, mining claims (whether patented or unpatented), mining leases or concessions leased by each of the Company or any of its Subsidiaries (the “Leased Real Property”)), a valid and subsisting leasehold interest in, or (ii) in the case of real property rights and interests, mining claims (whether patented or unpatented), mining leases or concessions owned by each of the Company or any of its Subsidiaries (the “Owned Real Property”), good, valid and marketable title to) all assets and properties that, individually or in the aggregate, are material to the conduct of the business of each of the Company and its Subsidiaries, free and clear of all Liens other Liens permitted under the Company’s existing indebtedness. As of the date hereof all leases relating to the Leased Real Property are in full force and effect and enforceable by the Company and its Subsidiaries in accordance with their respective terms.

(b)            To the knowledge of the Company, none of the buildings or structures situated on or forming part of the Owned Real Property or the Leased Real Property, or the operation or maintenance thereof, encroaches on any property owned by others, other than any such encroachments that would not, individually or in the aggregate, reasonably be expected to be adverse in any material respect to the Company or any of its Subsidiaries. To the knowledge of the Company, the Owned Real Property and the Leased Real Property and the current uses thereof by the Company and its Subsidiaries comply in all respects with applicable federal, national, supranational, foreign, state, provincial, local, county, municipal or similar statute, law, common law, writ, injunction, decree, guideline, policy, ordinance, regulation, rule, code, Order, constitution, treaty, requirement, judgment or judicial or administrative doctrines enacted, promulgated, issued, enforced or entered by any Governmental Body (collectively, “Laws”), other than any such noncompliance that would not, individually or in the aggregate, reasonably be expected to be adverse in any material respect to the Company or any of its Subsidiaries. No taking has been commenced or, to the knowledge of the Company, is contemplated with respect to all or any portion of any Owned Real Property or Leased Real Property.

(c)            With respect to all patented and unpatented mining claims included in the Leased Real Property and the Owned Real Property (the “Mining Claims”), (i) such Mining Claims are validly located and recorded and are maintained, in each case, in accordance, in all material respects, with the Laws of the United States and the State of Nevada, (ii) neither the Company nor any of its Subsidiaries have any liability or obligations to any Person with respect to any Mining Claims (other than obligations in respect of the payment of royalties under a mining lease with the owner of certain patented and unpatented Mining Claims relating to the gold and silver mine commonly referred to as the “Hycroft Mine”), (iii) there is no material adverse claim against or challenge to the title of the Company or any of its Subsidiaries with respect to any Mining Claim that, if determined adversely to the Company or any of its Subsidiaries, would materially and adversely affect the ability of the Company or any of its Subsidiaries to make use of, transfer or otherwise exploit such Mining Claim, (iv) no other Person has any material interest in any Mining Claim that would affect the interest of the Company or any of its Subsidiaries in the Mining Claims, and (v) neither the Company nor any of its Subsidiaries has received any written notice or, to the knowledge of the Company, any oral notice from any Governmental Body of any revocation or intent to revoke any of the Company’s or any of its Subsidiaries’ interest in any of the Mining Claims.

(d)           The Company and its Subsidiaries own or have valid rights to use all water rights, surface use rights, access rights or agreement, easements and rights of way, tunnels, drifts, powerlines and roads that are necessary for the Company and its Subsidiaries to operate their business in the ordinary course of business.

2.3              Reports. Reports. The Company has filed or furnished, as applicable all forms, reports, schedules, prospectuses, registration statements and other statements and documents required to be filed or furnished by it with the SEC under the Exchange Act or the Securities Act since January 1, 2021, or prior to the date of this Subscription Agreement (each, a “Company Report”). As of its respective date, and, if amended, as of the date of the last such amendment, each Company Report complied in all material respects as to form with the applicable requirements of the Securities Act and the Exchange Act, and any rules and regulations promulgated thereunder applicable to such Company Report. As of its respective date, and, if amended, as of the date of the last such amendment, no Company Report contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. The consolidated financial statements of the Company and its subsidiaries included in the Company Reports present fairly, in all material respects, the financial condition, results of operations and cash flows of the Company on a consolidated basis as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Exchange Act and have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).

2.3.1        Tax Matters.

(a)               (i) All tax returns required to be filed by or on behalf of the Company or any of its Subsidiaries, or any Affiliated Group (as defined in Section 1504(a) of the Code) of which the Company or any of its Subsidiaries is or was a member, have been properly prepared and duly and timely filed with the appropriate taxing authorities in all jurisdictions in which such tax returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings); (ii) all material taxes payable by or on behalf of the Company or any of its Subsidiaries either directly, as part of the consolidated tax return of another taxpayer, or otherwise, have been fully and timely paid, and adequate reserves or accruals for taxes have been provided in the balance sheet included as part of the Financial Statements in respect of any period for which tax returns have not yet been filed or for which taxes are not yet due and owing; (iii) no agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of a material amount of taxes (including any applicable statute of limitations) has been executed or filed with the IRS or any other Governmental Body by or on behalf of any the Company, any of its Subsidiaries or any Affiliated Group of which the Company or any of its Subsidiaries is or was a member, and no power of attorney in respect of any tax matter is currently in force.

(b)            Each of the Company and its Subsidiaries have complied in all material respects with all applicable Laws relating to the payment and withholding of taxes and have duly and timely withheld from employee salaries, wages, and other compensation and have paid over to the appropriate taxing authorities or other applicable Governmental Bodies all amounts required to be so withheld and paid over for all periods under all applicable Laws.

(c)            (i) All material deficiencies asserted or assessments made as a result of any examinations by the IRS or any other Governmental Body of the tax returns of or covering or including the Company or any of its Subsidiaries have been fully paid, and there are no other material audits or investigations by any taxing authority or any other Governmental Body in progress, nor has the Company, any of its Subsidiaries or any Affiliated Group of which the Company or any of its Subsidiaries is or was a member received notice from any taxing authority or other applicable Governmental Body that it intends to conduct such an audit or investigation; (ii) no issue has been raised by a federal, state, local, or foreign taxing authority or other applicable Governmental Body in any current or prior examination that, by application of the same or similar principles, could reasonably be expected to result in a material proposed deficiency for any subsequent taxable period; and (iii) there are no Liens for taxes with respect to the Company or any of its Subsidiaries, or with respect to the assets or business of the Company or any of its Subsidiaries, nor is there any such Lien that is pending or threatened, other than Liens permitted under the Company existing indebtedness.

2.3.2        Labor and Employment Compliance. Each of the Company and its Subsidiaries is in compliance with all applicable Laws or Orders respecting employment and employment practices, except where the failure to comply with such applicable Laws or Orders would not, individually or in the aggregate, reasonably be expected to be adverse in any material respect to the Company or any of its Subsidiaries. There is no action, arbitration, audit, hearing, investigation, inquiry, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body (in each case, a “Proceeding”) pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries alleging unlawful discrimination in employment before any Governmental Body and there is no Proceeding with regard to any unfair labor practice against the Company or any of its Subsidiaries pending before the National Labor Relations Board or any other Governmental Body, except for any such Proceedings that would not, individually or in the aggregate, reasonably be expected to be adverse in any material respect to the Company or any of its Subsidiaries. None of the employees of the Company or any of its Subsidiaries is covered by any collective bargaining agreement, and no collective bargaining agreement is currently being negotiated by the Company or any of its Subsidiaries.

2.3.3        Internal Control Over Financial Reporting. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

2.3.4        Disclosure Controls and Procedures. The Company and its Subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act) and to the extent required thereunder and except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, such disclosure controls and procedures are effective.

2.3.5        Full Disclosure. No representations or warranties by any of the Company or its Subsidiaries in this Subscription Agreement, and no statement contained in any document (including the Financial Statements, certificates or other writing furnished or to be furnished by Company pursuant to the provisions hereof or in connection with this Subscription Agreement), contains any untrue statement of material fact or omits to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which it was made, not misleading in any material respect.

2.3.6        Authorization. The Shares and Warrants (including the Shares underlying the Warrants) have been duly authorized and the Shares and Warrants (including the Shares underlying the Warrants) will not have been authorized in violation of or subject to any preemptive or similar rights created under the Company’s amended and restated certificate of incorporation or under the Delaware General Corporation Law. Neither the Company, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the Shares and/or Warrants under the Securities Act.

2.3.7        No Solicitation. Neither the Company nor any person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D of the Securities Act) in connection with the offer or sale of any of the Units.

2.3.8        Access to Information. The Company has provided Subscriber an opportunity to ask questions regarding the Company and made available to Subscriber all the information reasonably available to the Company that Subscriber has requested for deciding whether to acquire the Units.

2.3.9        No Disqualification Event. No Disqualification Event is applicable to the Company or, to the Company’s knowledge, any Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii-iv) or (d)(3) of the Securities Act is applicable. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 of the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1) of the Securities Act.

2.3.10      Restrictive Legend. The Shares and Warrants shall contain a legend to the effect that they may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act.

3.                  Settlement Date and Delivery.

3.1              Closing. The closing of the Subscription contemplated hereby (the “Closing”) shall occur on March 15[2], 2022 (the “Closing Date”). Subscriber shall deliver to the Company on the Closing Date the applicable purchase price for the Units by wire transfer of United States dollars in immediately available funds to the account specified by the Company in against delivery by the Company to Subscriber of the Shares and Warrants in book entry form.

3.2              Conditions to Closing.

The Closing shall be subject to the conditions that, on the Closing Date:

3.2.1        No suspension of the qualification of the Units for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred.

3.2.2        All representations and warranties of the Company and Subscriber contained in this Subscription Agreement shall be true and correct in all material respects as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by Subscriber of each of the representations, warranties and agreements contained in this Subscription Agreement as of the Closing Date.

3.2.3        No governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise preventing or prohibiting consummation of the transactions contemplated hereby.

3.2.4        The Company shall have concurrently: (a) entered into binding commitments to raise an additional $25 million of equity capital with American Multi-Cinema, Inc., (b) entered into (i) that certain letter agreement dated March 11, 2022 with Sprott Private Resource Lending II (Collector), LP to amend the principal repayment terms under the Sprott Credit Agreement such that no further scheduled payments of principal shall be required prior to the Maturity Date conditioned upon receipt by the Company of at least $50 million in gross proceeds from equity financing transactions and a commitment reasonably satisfactory to the Subscribers to extend the scheduled maturity of the Sprott Credit Agreement for a period of two years, and (ii) an Amendment to 10% Senior Secured Notes and Note Exchange Agreement, to amend the maturity from December 1, 2025 until December 1, 2027 conditioned upon receipt by the Company of at least $50 million in gross proceeds from equity financing transactions; and (c) has executed an equity distribution or similar agreement to facilitate a public “at the market” offering that will enable the Company to raise additional equity capital. Commitment

4.                  Registration Rights.

4.1              The Company and Subscriber agree that, within ten (10) business days after the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, the Company will use its commercially reasonable efforts to file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement registering the resale of the Shares and Warrants, including Shares issuable upon the exercise of the Warrants (the “Registration Statement”), and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof; provided, however, that the Company’s obligations to include the Shares and Warrants, including Shares issuable upon exercise of the Warrants, and those other Shares and warrants of the Company held by any Subscriber in the Registration Statement are contingent upon such Subscriber furnishing in writing to the Company such information regarding such Subscriber, the securities of the Company held by such Subscriber and the intended method of disposition of the Shares and Warrants as shall be reasonably requested by the Company to effect the registration of the Shares, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations. The Company shall use its commercially reasonable efforts to maintain the continuous effectiveness of the Registration Statement until the earliest of (i) the date on which the Shares and Warrants may be resold without volume, manner of sale or current public information limitations pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”), (ii) the date on which such Shares have actually been sold and (iii) the date which is three years after the Closing.

4.2              Notwithstanding anything to the contrary in this Subscription Agreement, the Company shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require any Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event, the Company’s board of directors reasonably believes, upon the advice of legal counsel, would require additional disclosure by the Company in the Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Company’s board of directors, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that the Company may not delay or suspend the Registration Statement on more than two occasions or for more than sixty (60) consecutive calendar days, or more than ninety (90) total calendar days, in each case during any twelve-month period. Upon receipt of any written notice from the Company of the happening of any Suspension Event (which notice shall not contain material non-public information) during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, each Subscriber agrees that (i) it will immediately discontinue offers and sales of the Shares and Warrants under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until such Subscriber receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law or subpoena. If so directed by the Company, each Subscriber will deliver to the Company or, in such Subscriber’s sole discretion destroy, all copies of the prospectus covering the Shares and Warrants in such Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares and Warrants shall not apply (i) to the extent such Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

4.3               The Company shall, notwithstanding any termination of this Subscription Agreement, indemnify, defend and hold harmless the Subscriber (to the extent a seller under the Registration Statement), the officers, directors and agents of each of them, and each person who controls such Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 4, except to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding such Subscriber furnished in writing to the Company by such Subscriber expressly for use therein or such Subscriber has omitted a material fact from such information or otherwise violated the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder; provided, however, that the indemnification contained in this Section 4 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Company be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in reliance upon and in conformity with written information furnished by a Subscriber, (B) in connection with any failure of such person to deliver or cause to be delivered a prospectus made available by the Company in a timely manner, (C) as a result of offers or sales effected by or on behalf of any person by means of a “free writing prospectus” (as defined in Rule 405 under the Securities Act) that was not authorized in writing by the Company, or (D) in connection with any offers or sales effected by or on behalf of a Subscriber in violation of Section 4.2 hereof. The Company shall notify such Subscriber promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 4 of which the Company is aware (provided, that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Shares by such Subscriber.

4.4              The Subscriber shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, and each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding the Subscriber furnished in writing to the Company by such Subscriber expressly for use therein; provided, however, that the indemnification contained in this Section 4 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the Subscriber (which consent shall not be unreasonably withheld, conditioned or delayed). In no event shall the liability of the Subscriber be greater in amount than the dollar amount of the net proceeds received by such Subscriber upon the sale of the Shares giving rise to such indemnification obligation. The Subscriber shall notify the Company promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 4 of which the Subscriber is aware (provided, that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Shares by the Subscriber.

5.                  Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (i) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement or (ii) if any of the conditions to Closing set forth in Section 3.2 of this Subscription Agreement are not satisfied on or prior to the Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated at the Closing; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach.

6.                  Miscellaneous.

6.1              Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

6.1.1        Subscriber acknowledges that the Company and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in all material respects.

6.1.2        The Company is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

6.1.3        The Company may request from Subscriber such additional information as the Company may deem necessary to evaluate the eligibility of Subscriber to acquire the Units, and Subscriber shall provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures.

6.1.4        The Company shall pay all of the reasonable documented out-of-pocket expenses of the Subscriber, including the reasonable fees, disbursements and expenses of counsel for the Subscriber in connection with this Subscription Agreement and the transactions contemplated herein.

6.2              Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i)       if to Subscriber, to such address or addresses set forth on the signature page hereto;

(ii)      if to the Company, to:

Hycroft Mining Holding Corporation

4300 Water Canyon Road, Unit 1
Winnemucca, NV 89445

Attention:

Telephone:

Email:

          with a required copy to (which copy shall not constitute notice):

Neal, Gerber & Eisenberg LLP

2 N. LaSalle Street, Suite 1700

Chicago, IL 60602

Attention: David S. Stone

Email: dstone@nge.com

6.3              Entire Agreement. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. This Subscription Agreement shall not confer rights or remedies upon any person other than the parties hereto and their respective successors and assigns.

6.4              Modifications and Amendments. This Subscription Agreement may not be modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought.

6.5              Waivers and Consents. The terms and provisions of this Subscription Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Subscription Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

6.6              Assignment. Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Shares, if any, acquired hereunder) may be transferred or assigned

6.7              Benefit. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

6.8              Governing Law. This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

6.9              Consent to Jurisdiction; Waiver of Jury Trial. Each of the parties irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware, provided, that if subject matter jurisdiction over the matter that is the subject of the legal proceeding is vested exclusively in the U.S. federal courts, such legal proceeding shall be heard in the U.S. District Court for the District of Delaware (together with the Court of Chancery of the State of Delaware, “Chosen Courts”), in connection with any matter based upon or arising out of this Subscription Agreement and each other document executed in connection with the transaction contemplated hereby, and the consummation thereof, agrees that process may be served upon them in any manner authorized by the Laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Each party may do so only if he, she or it hereby waives, and shall not assert as a defense in any legal dispute, that (i) such person is not personally subject to the jurisdiction of the Chosen Courts for any reason, (ii) such legal proceeding may not be brought or is not maintainable in the Chosen Courts, (iii) such person’s property is exempt or immune from execution, (iv) such legal proceeding is brought in an inconvenient forum or (v) the venue of such legal proceeding is improper. Each party hereby agrees not to commence or prosecute any such action, claim, cause of action or suit other than before the Chosen Courts, nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit to any court other than the Chosen Courts, whether on the grounds of inconvenient forum or otherwise. Each party hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 6.2. Notwithstanding the foregoing in this Section 6.9, a party may commence any action, claim, cause of action or suit in a court other than the Chosen Courts solely for the purpose of enforcing an order or judgment issued by the Chosen Courts. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT AND EACH OTHER DOCUMENT EXECUTED IN CONNECTION WITH THE TRANSACTION, AND THE CONSUMMATION THEREOF, AND FOR ANY COUNTERCLAIM RELATING THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT AND EACH OTHER DOCUMENT EXECUTED IN CONNECTION WITH THE TRANSACTION, AND THE CONSUMMATION THEREOF. FURTHERMORE, NO PARTY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

6.10          Severability. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

6.11          No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

6.12          Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Subscription Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.

6.13          No Broker or Finder. Each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on the other. Each of the parties hereto agrees to indemnify and save the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

6.14          Headings and Captions. The headings and captions of the various subdivisions of this Subscription Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

6.15          Counterparts. This Subscription Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

6.16          Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Subscription Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Subscription Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

6.17          Mutual Drafting. This Subscription Agreement is the joint product of Subscriber and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

7.                  Disclosure. Subscriber hereby acknowledges that the terms of this Subscription Agreement will be disclosed by the Company in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on or around the date hereof, and a form of this Subscription Agreement will be filed with the Securities and Exchange Commission as an exhibit thereto.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Company and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

HYCROFT MINING HOLDING CORPORATION

By:	/s/ Diane Garrett
Name:	Diane Garrett
Title:	President and Chief Executive Officer

Accepted and agreed this 14th day of March, 2022.

SUBSCRIBER:

2176423 ONTARIO LTD.

By:	/s/ Eric Sprott
Name: Eric Sprott
Title: Director & President

Date: March 14, 2022

2176423 Ontario Ltd.
Name in which securities are to be registered
(if different from the name of Subscriber listed directly above):

Email Address:
Subscriber’s EIN:
Business Address-Street:
Royal Bank Plaza, South Tower
200 Bay Street, Suite 2600
City, State, Zip:

Toronto, ON M5J 2J1

Attn:
Telephone No.:	415-274-7242
Facsimile No.:

Units of One Share and One Warrant issued in the Subscription:
23,408,240 Units
Unit Purchase Price: $27,926,030.32

You must pay the applicable purchase price by wire transfer of U.S. dollars in immediately available funds to the account specified by the Company.

SCHEDULE A
ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

INSTITUTIONAL ACCREDITED INVESTOR STATUS
(Please check the applicable subparagraphs):

1.	☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

*** AND ***

AFFILIATE STATUS

(Please check the applicable box)

SUBSCRIBER:

☐	is:

☐	is not: an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

This page should be completed by Subscriber
and constitutes a part of the Subscription Agreement.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

If Subscriber is an entity:

☐	A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity.
☐	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.
☐	An investment adviser registered pursuant to Section 203 of the Investment Advisers Act or registered pursuant to the laws of a state.
☐	An investment adviser relying on the exemption from registering with the SEC under Section 203(l) or (m) of the Investment Advisers Act.
☐	An insurance company as defined in Section 2(a)(13) of the Securities Act.
☐	An investment company registered under the Investment Company Act or a business development company as defined in Section 2(a)(48) of the Investment Company Act.
☐	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.
☐	A Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act.
☐	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000.
☐	An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (i) the investment decisions of which are made by a plan fiduciary which is either a bank, savings and loan association, insurance company or registered investment adviser, or (ii) which has total assets in excess of $5,000,000.
☐	A self-directed employee benefit plan within the meaning of ERISA, the investment decisions of which are made solely by persons that are “Accredited Investors.”
☐	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act.

☐

An entity with total assets in excess of $5,000,000 which was not formed for the specific purpose of investing in the Company and is one or more of the following (check one or more, as appropriate):

☐ (i) an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”),

☐ (ii) a corporation,

☐ (iii) a Massachusetts business trust or similar business trust,

☐ (iv) a partnership, or

☐ (v) a limited liability company.

☐

A trust with total assets exceeding $5,000,000, which was not formed for the specific purpose of investing in the Company and whose investment decisions are directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the investment in the Company.

☐	An entity, of a type not listed in the foregoing subsections, not formed for the specific purpose of investing in the Company, and which owns investments in excess of $5,000,000.
☐

A “family office,” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act: (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of investing in the Company, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment in the Company.

☐	A “family client,” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act, of a family office meeting the requirements in the paragraph above and whose prospective investment in the Company is directed by such family office pursuant to the paragraph above.
☐	An entity in which all of the beneficial equity owners qualify as accredited individual investors.

If Subscriber is an individual:

☐	The Subscriber has a net worth (or joint net worth together with his or her spouse or spousal equivalent) in excess of $1,000,000 (excluding the value of his/her/their primary residence[3]), and he or she has no reason to believe that his or her net worth will not remain in excess of $1,000,000 for the foreseeable future.

3             The related amount of indebtedness secured by the primary residence up to its fair market value may also be excluded from calculating the Investor’s net worth; provided, however, (a) indebtedness secured by the primary residence in excess of the value of the primary residence and (b) any increase in the indebtedness secured by the primary residence within the past 60 days, should be considered a liability and deducted from the Investor’s net worth.

☐	The Subscriber has had an annual income during the last two full calendar years in excess of $200,000 (or joint annual income together with his or her spouse or spousal equivalent in excess of $300,000) and reasonably expects to have an annual income in excess of $200,000 (or joint annual income together with his or her spouse in excess of $300,000) during the current calendar year. The Subscriber has no reason to believe that his or her income will not remain in excess of $200,000 (or joint annual income in excess of $300,000) for the foreseeable future.
☐	The Subscriber is an IRA in which there is one beneficial owner and such beneficial owner is an “Accredited Investor.” If this box is checked, please also check the box in this Section V indicating the basis upon which such beneficial owner qualifies as an “Accredited Investor.”
☐	The Subscriber is a Keogh Plan in which the participants are limited to an individual and his or her spouse, the Keogh Plan was established with respect to a business that is wholly owned by the participant and his or her spouse and such participant is an “Accredited Investor.” If this box is checked, please also check the box in this section indicating the basis upon which such participant qualifies as an “Accredited Investor.”
☐	The Subscriber is a revocable trust whose grantor is an “Accredited Investor.” If this box is checked, please also check the box in this section indicating the basis upon which such grantor qualifies as an “Accredited Investor.”
☐	The Subscriber is an executive officer or manager of the Company, or a manager, director, general partner or executive officer of a manager of the Company.
☐	The Subscriber is a “knowledgeable employee,” as defined in Rule 3c5(a)(4) under the Investment Company Act, of the Company.
☐	The Subscriber holds one of the following licenses in good standing: General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), or the Investment Adviser Representative license (Series 65).

33426877.3

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